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                                                                   EXHIBIT 10.12




(FERRIS BAKER WATTS LOGO)                     Ferris, Baker Watts, Incorporated
                                              Municipal Capital Markets
                                              Public Finance Department
                                              9211 Forest Hill Avenue, Suite 109
                                              Richmond, Virginia 23235
                                              (804) 782-4001
                                              (800) 446-2921
                                              Fax: (804) 649-2207


October 2, 2006


Mr. Tom Buchanan
Converted Organics, Inc.
1890 Palmer Avenue
Larchmont, NY  10538

                          RE: APPROXIMATELY $17,500,000
                    NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
                            SOLID WASTE REVENUE BONDS
                       (CONVERTED ORGANICS, INC. PROJECT)
                             TAX-EXEMPT SERIES 2006

Dear Tom:

This Engagement Letter sets forth Ferris, Baker Watts, Inc.'s ("FBW") best efforts agreement to purchase or otherwise place an offering (the "Offering") of the subject tax-exempt bonds (the "Bonds"), subject to the terms and conditions set forth herein.

The proceeds of the Offering will be used by Converted Organics, Inc. (the "Borrower") (i) to fund the construction and equipping of an approximately 60,000+/- square foot plant for the production of agricultural supplements to be located in Woodbridge, New Jersey (the "Project") for the Borrower, (ii) to fund a debt service reserve fund for the Bonds, and (iii) to fund a portion of the issuance expenses of the Bonds. The buildings and equipment, together with the leased land on which they are located, all improvements thereon and appurtenances thereunto, are hereinafter the "Facilities."

Conditions for the Purchase or Placement of Bonds

FBW will purchase or place the Bonds pursuant to a Bond Purchase Agreement in form and substance acceptable to the parties hereto, with FBW's obligation to purchase or place the Bonds on a best efforts basis and subject to the satisfaction at the Bonds' closing of the terms and conditions listed below:

     1. Receipt of the unqualified legal opinion of bond counsel, in form and substance acceptable to FBW, that, upon issuance, the Bonds will be legal, valid, and limited obligations of a duly authorized conduit state or local authority (the "Authority") and that interest on the Bonds will be exempt from all federal and state tax.

     2. Receipt of the unqualified legal opinion of underwriter's counsel, in form and substance acceptable to the parties, that all documents, disclosure materials, showings, and other associated matters connected with the Bonds are legal and proper.

     3. Receipt of all information (the "Information") from Borrower which, in the judgment of FBW or its counsel, is material to potential investors in the Bonds. The Information shall include,




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          without limitation, (a) financial information regarding the Borrower and any other entity whose credit is, in the judgment of FBW or its counsel, material to potential investors in the Bonds (with the Borrower, collectively, a "Credit Entity"), (b) a written agreement on behalf of the Credit Entity permitting FBW to disclose Information to potential investors in the Bonds and to include it in any private placement memorandum (the "PPM") relating to the Bonds, (c) a written agreement to provide updated Information, including financial information, from time to time in accordance with the requirements of potential investors, the Securities and Exchange Commission, and/or the Municipal Securities Rulemaking Board, (d) the written consent of the auditors for a Credit Entity to the inclusion of its financial statements in the private placement memorandum, (e) such comfort letters from such auditors as are deemed necessary by FBW or its counsel, (f) opinions of counsel to the Credit Entity acceptable to FBW and/or its counsel regarding the enforceability of any contracts, leases or other documents that are, in the judgment of FBW and/or its counsel, material to the Bond transaction, and (g) opinions of counsel to the Credit Entity confirming the accuracy of Information disclosed to potential investors in the Bonds; all of the foregoing being acceptable in all respects to FBW and/or its counsel.

     4. Receipt of original executed copies of an Indenture of Trust, Financing or Loan Agreement, Lease Agreement, Supply Agreements, Purchase Contracts, Bond Purchase Agreement and Bonds, in form and substance acceptable to FBW, and such other certificates, approvals, documents (basic and closing), showings, insurance and opinions as may be considered necessary or appropriate by FBW in its sole discretion (collectively, the "Bond Documents"). The Financing Agreement will require a minimum annual bond debt service coverage of 2.0x and a liquidity covenant of 60 days cash-on-hand. We contemplate that a portion of these bonds will be sold to one or more institutional investors, which may result in additional financial covenants to be determined during the marketing period.

     5. Receipt of an opinion of counsel to the Borrower, in form and substance acceptable to FBW and/or its counsel, that the Bond Documents have been duly authorized, executed and delivered by the Credit Entity and are enforceable in accordance with their terms, together with such other matters over which such counsel's opinion may be requested by FBW and/or its counsel.

     6. Preliminary and final Private Placement Memorandums, each acceptable to FBW in form, substance, and quantity.

     7. Certificates and policies of insurance, including business interruption insurance for the life of the Bonds, on the Facilities in form, amount and substance acceptable to FBW.

     8. A currently dated survey of the Facilities, in form and substance satisfactory to FBW, reflecting all easements of record affecting it, means of ingress and egress thereto, existing and proposed improvements, boundary lines thereto and certification that the Facilities do not lie within special flood hazard areas.

     9. A copy of the Bonds, in marketable form, in quantity and quality acceptable to FBW.

     10. An environmental assessment by an environmental engineer, in form and substance acceptable to FBW.

     11. A current feasibility study on the Project and the Product from a consultant acceptable to FBW demonstrating that it will be financially viable, that the assumptions of the Borrower's pro forma financial statements are accurate based on the current market, and that the Borrower

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          should be able to meet the proposed financial covenants, all in form and substance acceptable to FBW.

     12. Receipt of a "to-be-built" MAI appraisal of the property that constitutes security for the Bonds from an appraiser acceptable to FBW, in form and substance acceptable to FBW.

     13. Receipt of audited financial statements (at a minimum, an opening balance sheet) for the Borrower, projected financial statements, and permission for FBW to use that Information in the Private Placement Memorandum, in form and substance acceptable to FBW.

     14. Receipt of a "Sources and Uses of Funds" statement from the Borrower providing a detailed breakdown of construction costs and any additional sources of funding of the Facilities, including but not limited to junior liens. FBW will have final approval of the sources and uses of funds for the Facilities, including any junior lien associated with it.

     15. Borrower must provide evidence of the following prior to FBW's marketing of the Bonds: $8,000,000 in equity to be used for the Company's new projects, in form and substance acceptable to FBW.

     16. Receipt of a guaranteed maximum price contract with payment and performance bonds for construction of the Facilities, from a general contractor acceptable in form and substance acceptable to FBW.

     17. Receipt of long-term contract(s) for feedstock for the Project consisting primarily of food waste at no cost or negative cost (tipping fee) to the Borrower, in form and substance acceptable to FBW.

     18. Receipt of long-term contracts or partnership agreements with third parties to market and sell all or a portion of the Project's production at market prices and in quantities sufficient to generate net cash flow to pay all operational expenses and total debt service payments with a margin of 1.50:1.

     19. Evidence of sufficient working capital in the form of equity or a bank line of credit to operate the Project and meet all cash flow needs based on the Borrower's pro forma monthly cash flow statements.

     20. Receipt of a guaranty or performance bond from a third party creditworthy entity that guarantees that the Project will operate as expected and in quantities set forth in the Borrower's pro formas, or a reasonable amount of cash equity available to set aside for any operational, construction, or design difficulties, in form and substance acceptable to FBW.

Termination Events

FBW may terminate this Engagement Letter at any time before a closing (the "Closing") of the Bonds if any of the following occur:

     1. Any legislative, executive, regulatory or administrative action or any court decision, which (a) may have the effect, directly or indirectly, of making interest on the Bonds or on obligations such as the Bonds includable in gross income for federal taxation purposes; or (b) in the reasonable opinion of FBW, materially affects the market price of the Bonds or the market price generally of obligations of the general character of the Bonds;
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     2.   Any action by the Securities and Exchange Commission, other governmental agency or a court which would indicate that the issuance, offer or sale of the Bonds contravenes any provision of the federal securities laws, or which would require registration of the Bonds or any instrument securing the Bonds under the Securities Act of 1933, as amended, or qualification of any such instrument under the Trust Indenture Act of 1939, as amended;

     3. In the reasonable opinion of FBW, the market price of the Bonds, or the market price generally of obligations of the general character of the Bonds, has been adversely affected because of additional material restrictions on trading in securities not in force as of the date of this Engagement Letter, or any banking moratorium, or the inception or escalation of any war or major military hostilities, foreign or domestic, or the occurrence of any disaster, national emergency or crisis;

     4. Any event or condition that shall have occurred or shall exist that, in the reasonable opinion of FBW, makes untrue or incorrect as of the date of the Closing, any statement or information contained in the Private Placement Memorandum, or which requires that information not reflected in the Private Placement Memorandum should be reflected therein in order to make the information and other statements contained therein not misleading in any material respect as of such time;

     5. Any material adverse change in the financial condition of the Borrower or Credit Entity from the date of any Information in the Private Placement Memorandum;

     6. Any litigation shall be instituted, pending or threatened to restrain or enjoin the issuance or sale of the Bonds or in any way contesting or affecting any authority for or the validity of the Bonds.

 Expenses Regardless of Closing

 By accepting this Engagement Letter, the Borrower and its principals will pay all reasonable actual out-of-pocket expenses that FBW incurs from the date this Engagement Letter is executed. Certain expenses (excluding the underwriting fees and investment banking fees) associated with the Bonds for which those persons will be responsible and estimates of the amounts of the same are detailed in the attached Exhibit A. The expense estimates in Exhibit A are not all-inclusive and are not limited to this list. By accepting this Engagement Letter, you agree that these expenses will be payable regardless of whether the financing is abandoned, for any reason, prior to the issuance of the Bonds.

 Fees Contingent on Closing

 FBW's underwriting or placement fee is 3.0% of the principal amount of the Bonds. Such fee is contingent on the Closing of the Bonds and is payable at Closing.

 Exclusive Commitment

 This Engagement Letter is an exclusive commitment of FBW to underwrite the issuance of the Bonds. The Borrower will not engage another underwriter or lender to obtain the financing that is the subject of this Engagement Letter. This exclusive commitment will remain in effect until the Project is financed. Assuming a successful closing of this transaction, the Borrower agrees to give FBW the exclusive right to act as its underwriter/investment banker for any future tax-exempt financings under the same fee structure and subject to market terms and conditions.

 Default under the Engagement Letter

 If Borrower fails to satisfy any condition of this Engagement Letter and/or closes the Bonds through the use of another underwriter or lender, the Borrower and its principals will be liable for both "Fees Contingent on Closing" and "Expenses Regardless of Closing," set forth above. If this Engagement Letter is terminated by FBW prior to successful closing of this transaction, Borrower shall not be responsible for such "Fees Contingent on Closing" or "Expenses Regardless of Closing."

 No Oral Modification

 This Engagement Letter cannot be orally modified. Any modification must be in writing and signed by the parties to constitute a binding modification.

 Acceptance of the Engagement Letter

 Please indicate your acceptance of this Engagement Letter by executing it and returning a copy. The terms of engagement offered in this letter will expire if this Engagement Letter is not signed and returned by October 10, 2006.

 I look forward to working with you on this financing.

 Sincerely,

 /s/ Tina K. Neal

 Tina K. Neal
 Senior Vice President

 Attachment:      Exhibit A


 Read and Accepted:

 CONVERTED ORGANICS, INC.

 By: /s/ Tom R. Buchanan                      Date: October 2, 2006
    ----------------------------                   ---------------------------
         Tom R. Buchanan
 Title: Chief Financial Officer
       ------------------------



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(FERRIS BAKER WATTS LOGO)                      NJ ECONOMIC DEVELOPMENT AUTHORITY
                                                 CONVERTED ORGANICS INC. PROJECT
                                                     TAX-EXEMPT FIXED RATE BONDS
                                                  PRELIMINARY FINANCING PROPOSAL


                      PRELIMINARY SOURCES AND USES OF FUNDS

SOURCES OF FUNDS
Tax-Exempt Bonds                                                 $          17,500,000
Equity Contribution                                              $           4,500,000
                                                                 ---------------------

TOTAL SOURCES OF FUNDS                                           $          22,000,000

USES OF FUNDS
Equipment Purchase                                               $          11,574,719
Construction Expense                                             $           2,300,000
Construction Reserves                                            $           1,289,131
General Contractor and Construction Management Fees              $           1,041,590
Debt Service Reserve Fund (10% of the issue)                     $           1,750,000
Estimated Issuance Expenses*                                     $             947,878
Capitalized Interest (interest only 17 months)                   $           2,032,917
Working Capital                                                  $           1,063,766
                                                                 ---------------------

TOTAL USES OF FUNDS                                              $          22,000,000
                                                                 =====================


ESTIMATED ISSUANCE EXPENSES*
Underwriting Fees (3.0%)                                         $             525,000
Bond Counsel                                                     $             100,000
Underwriter's Counsel                                            $              40,000
Issuer's Counsel                                                 $              40,000
Feasibility Consultant                                           $              90,000
NJ EDA Fees                                                      $              84,378
MAI Appraisal                                                    $               7,500
Phase I Environmental                                            $               3,500
Trustee's Fees                                                   $              10,000
Printing Costs                                                   $              15,000
FBW Administrative Fee                                           $               7,500
Miscellaneous Fees                                               $              25,000
                                                                 ---------------------
TOTAL ESTIMATED ISSUANCE EXPENSES                                $             947,878


                APPROXIMATE TERMS (BASED ON THE CURRENT MARKET):

Interest Rate:                                                                  8.200%

Amortization Term:*                                                           20 Years

Estimated Annual Debt Service:                                   $           1,809,024
Estimated Earnings on DSR Fund @ 4.00%:                          $              70,000
                                                                 ---------------------
Net Estimated Annual Debt Service:                               $           1,739,024